UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

Commission File Number: 333-141703-02	Commission File Number: 000-23108	Commission File Number: 033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER BANK
(Exact name of the issuing entity in respect of the Notes as specified in its charter)	(Exact name of the issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of the sponsor and depositor as specified in its charter)

Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the sponsor and depositor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the sponsor and depositor)

51-0020270

(IRS Employer Identification No. of the sponsor and depositor)

(302) 323-7315

(Telephone Number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.	Change of Servicer or Trustee.

Pursuant to that certain Agreement and Plan of Merger, dated December 10, 2014 (the “Merger Agreement”), by and between DB Servicing Corporation and Discover Products Inc., DB Servicing Corporation (“DBSC”) merged into Discover Products Inc. (“DPI”), with DPI being the surviving entity (the “Merger”). The Merger was effective as of 11:59 p.m. EST on December 31, 2014. As a result of the Merger, as of January 1, 2015, all the servicing functions described in the Prospectus dated October 8, 2014 (the “Prospectus”) as being performed by DBSC will be performed by DPI, as subservicer of Discover Bank, in addition to the duties already performed by DPI.

To reflect the additional duties of DPI, Discover Bank and DPI entered into the Third Amended and Restated Services Addendum, a copy of which is filed with this Form 8-K as Exhibit 99.1. DPI is a Utah corporation and is a direct subsidiary of Discover Bank. Pursuant to the Merger Agreement, DPI will also assume all rights and obligations of DBSC under all agreements to which DBSC was a party prior to the Merger.

Because DPI is acquiring all of the assets, properties, rights and obligations of DBSC under the Merger Agreement, the servicing policies and procedures used to service the receivables owned by Discover Card Master Trust I (the “Master Trust”) have not changed from those described in the Prospectus. As compensation for providing services to Discover Bank as described in the Prospectus, DPI receives a monthly servicing fee and is reimbursed for certain of its expenses. However, these payments are solely the obligation of Discover Bank and are not payable from assets of the Master Trust or by Discover Card Execution Note Trust (the “Note Trust”). Discover Bank, as master servicer, is ultimately responsible for the overall servicing function for the Master Trust and the Note Trust.

Item 9.01.	Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

Exhibit 99.1	Third Amended and Restated Services Addendum, dated as of January 1, 2015, between Discover Bank and Discover Products Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: January 7, 2015	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer